SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 7, 2002
Date of Report (Date of earliest event reported)

VISX, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10694	06-1161793

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Central Expressway, Santa Clara, California 95051-0703

(Address of principal executive offices)

(408) 733-2020

(Registrant’s telephone number, including area code)

Item 4. Change in Registrant’s Certifying Accountant

(a)	Previous Independent Accountants

(i)	On June 7, 2002, the Registrant dismissed Arthur Andersen LLP as its independent accountants.

(ii)	The reports of Arthur Andersen LLP on the financial statements of the Registrant for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	The decision to change independent accountants was approved by the Registrant’s Audit Committee and the Board of Directors.

(iv)	In connection with its audits for the two most recent fiscal years and through the date of this Report, the Registrant has had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference thereto in their report on the financial statements of the Registrant for such years.

(v)	During the Registrant’s two most recent fiscal years and through the date of this Report, the Registrant has had no reportable events (as defined in Item 304(a)(1)(v) of the Regulation S-K).

(vi)	The Registrant has requested that Arthur Andersen LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 7, 2002 is filed as Exhibit 16.1 to this Form 8-K.

(b)	New Independent Accountants

(i)	The Registrant engaged KPMG LLP as its new independent accountants as of June 7, 2002. During the two most recent fiscal years and through the date of this Report, the Registrant has not consulted with KPMG LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant nor was oral advice provided that KPMG LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction of Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

16.1	Letter from Arthur Andersen LLP to the Securities & Exchange Commission

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISX, INCORPORATED

Date: June 7, 2002	By:	/s/ TIMOTHY R. MAIER

Timothy R. Maier Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities & Exchange Commission